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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                   FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        SEPTEMBER 16, 1996



                           CITY NATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)



Delaware                                     1-10521            95-2568550
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)



400 North Roxbury Drive
Beverly Hills, California                                          90210
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:         (310) 888-6000
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ITEM 5.  OTHER EVENTS.

          On September 16, 1996, the registrant announced that it had entered into an agreement with Ventura County National Bancorp ("VCNB"), whereby, subject to the approval of regulatory agencies and the shareholders of VCNB, VCNB will be merged with and into the registrant for consideration valued, in the aggregate, at $47 million. Upon consummation of the merger, shareholders of VCNB will receive, at their election, cash, stock or a combination thereof valued at $5.03 per share. Subject to regulatory approval, two banking subsidiaries of VCNB, Ventura County National Bank and Frontier Bank, N.A., are expected to be merged with and into the registrant's subsidiary, City National Bank, after completion of the merger between VCNB and the registrant. The transaction is expected to close in the first quarter of 1997. A copy of the registrant's press release is attached hereto and by this reference incorporated herein.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CITY NATIONAL CORPORATION,
                                       a Delaware corporation



Dated:  September 25, 1996             /s/ Frank P. Pekny
                                       -----------------------------------------
                                       FRANK P. PEKNY, Executive Vice
                                       President, Chief Financial Officer and
                                       Treasurer